UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2006

Unity Wireless Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30620

Commission File Number)

91-1940650

(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

(Address of principal executive offices and Zip Code)

(800) 337-6642

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 13, 2006, the Company entered into the Securities Purchase Agreement under which the Company sold to private investors $1,350,000 principal amount of Secured Convertible Notes and warrants to purchase 7,500,000 shares of common stock at $0.10 per share. All amounts are US$.  See Item 3.02 for further information.

Item 2.03  Creation of a Direct Financial Obligation

On December 13, 2006, the Company entered into the Securities Purchase Agreement referred to in Item 1.01 under which the Company sold to private investors $1,350,000 principal amount of Secured Convertible Notes and warrants to purchase 7,500,000 shares of common stock at $0.10 per share. All amounts are US$.  See Item 3.02 for further information.

Item 3.02 Unregistered Sales of Equity Securities.

(a)

Pursuant to the Securities Purchase Agreement referred to in Items 1.01 and 2.03, the Company on December 13, 2006 sold to private investors $1,350,000 principal amount of Secured Convertible Notes (“Notes”) and warrants to purchase 7,500,000 shares of common stock at $0.10 per share (“Warrants”). All amounts are US$.

(b)

The securities referred to in this Item 3.02 were issued in a private placement under the exemption set forth in Section 4(2) of the Securities Act of 1993 Act (the “Act”) and Rule 506 thereunder from the registration requirements under the Act.

(c)

The Notes bear interest at the rate of 8% per annum.  Interest is payable quarterly in cash or, subject to certain conditions, in registered common stock valued at 85% of the then volume weighted average price.  The principal amount of the Notes is due on December 13, 2009 and is secured by all of the assets of the Company.  The Notes are convertible into common stock at the option of the holders at $0.09 per share.  Subject to certain conditions, the conversion price will be reduced on an unweighted basis if the Company issues equity securities at an effective price of less than $0.09 per share.  Also, subject to certain conditions, the Company can force conversion of the Notes if the volume weighted average price of the common stock is at least $0.18 for 20 consecutive trading days.

(d)

The Warrants are exercisable at $0.10 per share and expire on December 13, 2011.  Subject to certain conditions, the exercise price will be reduced on an unweighted basis if the Company issues equity securities at an effective price of less than $0.10 per share.  In addition, subject to certain conditions, the Warrants will expire unless exercised within a specified number of days after the Company gives due notice that the volume weighted average price of the common stock was at least $0.20 for 20 consecutive trading days.  The Warrants may be exercised on a cashless basis (i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price) after December 13, 2007 so long as no registration statement is in effect with respect to the sale of shares issuable on exercise.

(e)

The Company has agreed to file a registration statement to register all of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants.  The registration statement will also cover shares that the Company may propose to issue in payment of interest on the Notes.

(f)

In connection with the financing, the Company reduced from $0.16 to $0.09 the per share conversion price of $3,400,000 principal amount of secured convertible notes previously issued to previous investors (“prior notes”), and reduced from $0.16 to $0.10 the per share exercise price off 7,375,000 warrants previously issued to these investors of prior notes.   The reduction in the conversion price and exercise price were in consideration of the agreement of these investors to allow a financial institution, providing a line of credit, to have a first priority over the Company’s accounts receivable.   The investors further agreed to extend the maturity date of the prior notes from February 28, 2009 to December 13, 2009.

(g)

In connection with the financing, the company reduced to $0.10 the per share exercise price of approximately 37,000,000 previously issued warrants, as partial consideration for the acquisition of Celletra Ltd., to holders of the warrants that participated in the $1,350,000 financing.

(h)

We issued warrants to purchase 1,500,000 shares of our common stock at $0.10 per share and warrants to purchase 1,500,000 shares of our common stock at $0.15 per share, to private investors that provided a $1,500,000 bridge loan bearing interest at 8% per annum and is due December 22, 2006.

(i)

In connection with the financing, the Company paid $28,000 in fees to Cambria Capital, LLC (“Cambria”) and $48,000 in fees to Oceana Partners LLC (“Oceana”).   The Company also issued to Cambria and Oceana warrants to purchase 388,889 and 666,667 shares, respectively, of common stock at an exercise price of $0.10 per share and in the form of the Warrants.  The Company also issued to Oceana 400,000 shares of common stock and warrants to purchase 125,000 shares of common stock at an exercise price of $0.10 per share, in relation to an investment banking agreement.

(j)

The foregoing summary is qualified by reference to the provisions of the agreements and instruments that are included as exhibits with this filing.

Item 9.01 Exhibits

Exhibit 4.1 Form of Additional Issuance Agreement

Exhibit 4.2 Form of Secured Convertible Note

Exhibit 4.3 Form of Subsidiary Guarantee Regarding Additional Issuance Agreement

Exhibit 4.4 Form of Consent, Waiver and Amendment Agreement

Exhibit 4.5 Form of Letter Provided to Investors

Exhibit 4.6 Form of  Loan and Security Agreement

Exhibit 4.7 Form of. Promissory Note

Exhibit 4.8 Form of Subsidiary Guarantee Regarding Loan and Security Agreement

Exhibit 4.9 Form of Intercreditor Agreement Regarding Loan and Security Agreement and Additional Issuance Agreement

Exhibit 4.10 Form of Warrant Regarding Additional Issuance Agreement and Loan and Security Agreement

Exhibit 10.1 Agreement with Oceana Partners LLC dated November 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

Chief Executive Officer

Date: December 19, 2006